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                                                        [IDENTIX LOGO]

(BW) (IDENTIX) (IDX) Identix Modifies Revenue Recognition; No Change in FY96 Year-End Results

        Business Editors

        SUNNYVALE, Calif. -- (BUSINESS WIRE) -- August 26, 1996 -- Identix, Inc. (ASE:IDX) said today that based on a year-end review, the Company has made changes in the application of its revenue recognition policy for certain Law Enforcement contracts and will amend its Forms 10-Q to restate revenues and earnings for its fiscal 1996 second quarter ended December 31, 1995, and fiscal 1996 third quarter ended March 31, 1996. While the change will have no impact on fiscal 1996 year-end results, it will have a positive effect on fiscal 1996 fourth-quarter results with offsetting reductions in fiscal 1996 second-quarter and third-quarter results. A table of the revised financial results is attached.

        According to Identix Chairman, President and CEO Randall C. Fowler, "The change in revenue recognition is a result of an analysis of a number of the Company's contractual relationships in its Law Enforcement business. These changes better reflect the multi-party nature, often complex systems integration requirements at the customer site and customer acceptance requirements for orders from Law Enforcement agencies."

        Identix announced on July 25, 1996 that revenues for the fiscal year ended June 30, 1996 were $38.5 million with a net loss of $3.4 million or $0.15 loss per share, which included a $4.7 million write-off in the third quarter of in-process research and development acquired when the Company purchased Sydney-based Fingerscan Pty Ltd on March 26, 1996. For the previous fiscal year ended June 30, 1995, the Company reported revenues of $27.0 million with a net loss of $715,000 or $0.04 loss per share.

        Identix Inc is a leader in designing, developing, manufacturing and marketing products for the capture and/or comparison of fingerprints for security, anti-fraud, law enforcement and other applications. The Company's subsidiaries include: ANADAC, Inc, a provider of information technology, engineering, systems integration and consulting services to government and commercial entities; Innovative Archival Solutions (IAS), a supplier of contract fingerprint services for employee and applicant screening and other personal verification applications; and Fingerscan Pty Ltd, a manufacturer and integrator of commercial, financial and industrial biometric verification systems for sale in the Pacific Rim, Southeast Asia and other selected countries.


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                              IDENTIX INCORPORATED
                            SELECTED FINANCIAL DATA

                                       Three Months Ended       Three Months Ended
                                          Dec. 31, 1995           Mar. 31, 1996
                                      Reported     Amended     Reported      Amended
Revenues:
  Net product revenues              $3,640,000   $1,543,000   $3,003,000   $1,958,000
  Services revenues                  5,200,000    5,200,000    6,444,000    6,444,000

    Total net revenues               8,840,000    6,743,000    9,447,000    8,402,000

Costs and expenses:
  Cost of product revenues           2,082,000    1,016,000    1,640,000    1,116,000
  Cost of services revenues          4,256,000    4,256,000    5,215,000    5,215,000
  Research, development and
    engineering                        352,000      352,000      358,000      358,000
  Selling, general &
    administrative                   1,774,000    1,774,000    2,079,000    2,079,000
  Write-off of acquired in-
    process research and
    development                             --           --    4,723,000    4,723,000

    Total costs and expenses         8,464,000    7,398,000   14,015,000   13,491,000

Income (loss) from operations          376,000     (655,000)  (4,568,000)  (5,089,000)

Other income                            13,000       13,000      222,000      222,000

Net income (loss)                   $  389,000   $ (642,000) $(4,346,000) $(4,867,000)

Net income (loss) per common
  share and common equivalent
  share                             $    0.02    $    (0.03) $     (0.19) $     (0.21)

Weighted average common and
  common equivalent shares          24,287,000   23,197,000   23,358,000   23,358,000

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
                                                   Fiscal Year Ended
                        Three Months Ended           Jun. 30, 1996
                          Jun. 30, 1996              As Reported --
                        -------------------
                        Reported     Amended          No Change
                        --------    --------          ---------
Revenues:
 Net product
  revenues            $5,760,000    $8,902,000      $16,565,000
 Services
  revenues             5,905,000     5,905,000       21,976,000

   Total net
    revenues          11,665,000    14,807,000       38,541,000

Cost and expenses:
 Cost of product
  revenues             3,088,000     4,678,000        8,722,000
 Cost of services
  revenues             4,805,000     4,805,000       17,958,000
 Research,
  development and
  engineering            438,000       438,000        1,486,000
 Selling, general &
  administrative       3,186,000     3,186,000        9,178,000
 Write-off of
  acquired in-
   process
    research and
     development             --             --        4,723,000
   Total costs
    and expenses      11,517,000    13,107,000       42,067,000

 Income (loss)
  from operations        148,000     1,700,000       (3,526,000)

 Other income             10,000        10,000           85,000

 Net income (loss)      $158,000    $1,710,000      $(3,441,000)

 Net income (loss)
  per common share
   and common
    equivalent share      $ 0.01        $ 0.07          $ (0.15)

Weighted average
 common and common
  equivalent
   shares             25,215,000    25,215,000        23,485,000



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The selected financial data for the three months ended December 31, 1995 and
March 31, 1996 exclude the results of operations of IAS which was acquired in a transaction accounted for as a pooling of interests in June, 1996. The selected financial data for the three months ended June 30, 1996 and fiscal year ended June 30, 1996 include the results of operations of IAS.

                                      -30-

        CONTACT:        Joe Allen (investors)
                        (212) 698-1360
                        Rene Caron (investors)
                        Owen Daley (media)
                        (714) 252-8440
                        Allen & Caron/South Coast Communications